UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____ )\
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Western Alliance Bancorporation
(Name of Registrant as Specified In Its Charter)
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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 30, 2010
To the Stockholders of Western Alliance Bancorporation:
          A Special Meeting of Stockholders of Western Alliance Bancorporation will be held at the Company’s offices at 1 East Washington Street, Suite 1400, Phoenix, Arizona 85004, on Tuesday, November 30, 2010, at 8:00 a.m., local time, for the following purposes:
1.	To approve an amendment to the Company’s Articles of Incorporation to restrict certain acquisitions of the Company’s common stock in order to preserve the tax treatment of the Company’s net operating losses and built-in losses; and

2.	To transact such other business as may properly come before the stockholders at the Special Meeting.
          Only stockholders of record at the close of business on October 5, 2010, will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder at the offices of the Company for a period of ten days prior to the Special Meeting until the close of such meeting.
          Your vote is important. Even if you plan to attend the Special Meeting in person, please vote your shares of the Company’s common stock in one of these ways: (1) use the toll-free telephone number shown on the proxy card; (2) visit the website listed on the proxy card; or (3) mark, sign, date and promptly return the proxy card to the address provided. If you attend the Special Meeting, you may revoke your proxy and vote your shares in person.
By order of the Board of Directors,
Linda N. Mahan
Secretary
Phoenix, Arizona
October 25, 2010
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 30, 2010: This proxy statement is available free of charge online at www.proxyvote.com.

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PROXY STATEMENT
WESTERN ALLIANCE BANCORPORATION
1 East Washington Street, Suite 1400
Phoenix, Arizona 85004
GENERAL INFORMATION
          This proxy statement is being provided to stockholders of Western Alliance Bancorporation (the “Company”) for solicitation of proxies for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held at the Company’s offices at 1 East Washington Street, Suite 1400, Phoenix, Arizona 85004, on Tuesday, November 30, 2010, at 8:00 a.m., local time, and any and all adjournments thereof. The Special Meeting is being held to vote on an Amendment (the “Articles Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) that would restrict certain acquisitions of the Company’s common stock in order to preserve important Company tax benefits (collectively, the “Tax Benefits”). The Board of Directors has approved this Articles Amendment, subject to stockholder approval at this meeting, and your proxy is being solicited by the Board. Your proxy will be voted as you direct or, if no instructions are given on an executed and returned proxy, it will be voted FOR the proposal described in this proxy statement.
          This proxy statement and the proxy card (or the voting instruction card for shares held in the Company’s 401(k) plan) will be mailed to stockholders on or about October 25, 2010. The Company will pay all expenses incurred in this solicitation. The Company is soliciting proxies by mail, over the Internet and by telephone, and the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. In addition, the Company has retained Morrow & Co., LLC of 470 West Ave. Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $6,000 plus disbursements based on out-of-pocket expenses, telecommunicators, directory assistance and related telephone expenses. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.
          Information about the Company is provided on our website at www.westernalliancebancorp.com. Our periodic and current reports, including any amendments, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including this proxy statement and related materials, are made available, free of charge, on our website as they are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”). The non-proxy information contained on our website is not considered a part of this proxy statement.
SUMMARY
          This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposals fully, you should carefully read this entire proxy statement and the other proxy materials identified in the Notice.
General Information

Date, Time and Place of Meeting	The Special Meeting will be held on Tuesday, November 30, 2010, at 8:00 a.m. local time at the Company’s offices at 1 East Washington Street, Suite 1400, Phoenix, Arizona 85004.

Record Date	The record date for the Special Meeting is October 5, 2010. Stockholders who hold shares of our stock at the close of business on the record date will be entitled to vote on the matters proposed in this proxy statement.

Voting Information	You can vote in person at the Special Meeting or submit a proxy to have your shares represented without attending the Special Meeting. The shares represented by a properly executed proxy will be voted as you direct. To submit a proxy, you must follow the instructions provided in this proxy statement and in the Notice. You may submit your proxy via the Internet or by calling the telephone number provided in the Notice, and you will be asked to enter a control number. You may also fill out and sign the proxy card enclosed and return it by mail in the envelope provided.

You can revoke your proxy any time before it is voted by written notice delivered to the Company’s Secretary, by timely delivery of a later signed proxy (including via the Internet or telephone), or by voting in person at the Special Meeting. Attendance at the meeting alone is not sufficient to revoke your proxy. You must also vote your shares to revoke your proxy.

Quorum	The presence in person or by proxy of stockholders representing a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum exists.

Vote Required	The affirmative vote of holders of record of not less than a majority of the shares of common stock outstanding on the record date is required for approval of the Articles Amendment. For purposes of this vote, broker non-votes and abstentions will have the same effect as votes against the proposal.

The Proposal: Approval of an amendment to the Company’s Articles of Incorporation to restrict certain acquisitions of the Company’s common stock in order to preserve the tax treatment of the Company’s Tax Benefits (page 4)
We are asking for your approval of an amendment to the Company’s Articles of Incorporation to restrict certain acquisitions of the Company’s common stock in order to preserve the tax treatment of the Company’s Tax Benefits. The purpose of the Articles Amendment is to assist us in protecting the long-term value to the Company of its accumulated Federal net operating losses and built-in losses, by limiting direct or indirect acquisitions of our common stock that would affect the percentage of stock that is treated as being owned by 4.9-percent stockholders. Changes in ownership of our 5.0-percent stockholders and the creation of new 5.0-percent stockholders could result in limitations on our ability to use these tax benefits to reduce future income tax liability.

We are asking for you to approve the Articles Amendment because the Board of Directors believes that the provisions of the amendment will be an important tool in avoiding adverse consequences to the Company from applicable tax limitations.

Board Recommendation	The Board of Directors has approved this amendment to the Articles of Incorporation.
VOTING RIGHTS
     Only stockholders of record at the close of business on October 5, 2010 (the “Record Date”), are entitled to vote at the Special Meeting and any adjournments thereof. On the Record Date, there were 81,506,682 shares of common stock outstanding and eligible to be voted at the Special Meeting. Each holder of common stock will have one vote for each share of common stock of the Company in the holder’s name on the Record Date.
          The accompanying proxy is for use at the Special Meeting if a stockholder does not attend the Special Meeting in person or will attend the Special Meeting but wishes to vote by proxy. Proxies may be granted by completing a form over the Internet, using a toll-free telephone number, or completing the proxy card and mailing it in the postage-paid envelope provided. Stockholders who provide their proxy over the Internet may incur costs, such as telephone and Internet access charges, for which the stockholder is responsible. Eligible stockholders of record will not be able to provide their proxy through the Internet or over the telephone after 11:59 p.m. Eastern Time on November 29, 2010. After such time, stockholders of record will only be able to vote by attending the Special Meeting and voting in person. Specific instructions to be followed by any stockholder interested in providing a proxy via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone procedures are designed to authenticate the stockholder’s identity and to allow stockholders to direct the holders of their proxies to vote their shares as directed and confirm that their instructions have been properly recorded.
          A proxy may be revoked at any time before the shares represented by it are voted at the Special Meeting by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by voting in person at the Special Meeting. Attendance at the Special Meeting without voting will not revoke a previously provided proxy.
          If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. If your shares are held in street name, your ability to provide a proxy over the Internet or via the telephone will depend on the processes of your bank or broker. Please follow the instructions on the form you receive.
          As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct.
          If you do not give instructions, whether the broker can vote your shares depends on whether a proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. The proposal to amend our Articles of Incorporation to facilitate preservation of tax benefits is considered routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal even if it has not received voting instructions from the owner. However, some brokers withhold votes, even on routine matters, unless they receive specific instructions from the owner. Because these “broker non-votes” as well as abstentions will have the same effect as votes against our proposal, we encourage you to provide direction to your broker as to how you would like your shares voted.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING
Proposal No. 1: Amendment to Articles of Incorporation to Preserve Value of Tax Benefits
          On September 14, 2010, the Board of Directors unanimously adopted an amendment to the Company’s By-laws (the “By-laws Amendment”) to prohibit certain acquisitions of the Company’s common stock which could otherwise adversely affect the Company’s ability to use its net operating losses and built-in losses for federal income tax purposes and certain federal income tax credits. The Board of Directors also unanimously declared advisable and approved, subject to the approval of the stockholders, an amendment to the Company’s Articles of Incorporation, which is nearly identical in substance to the By-laws Amendment, other than with respect to certain changes made at the recommendation of the proxy advisory service, Institutional Shareholder Services (“ISS”), as described below. The Articles Amendment is attached to this proxy statement as Appendix A. While the By-laws Amendment is enforceable under Nevada law, we request that the stockholders also approve the Articles Amendment because of the importance of protecting and preserving the Company’s tax assets.
Reasons for the Proposal
          As of June 30, 2010, we estimate that the Company had approximately $107 million (before reserves) of deferred tax assets generated by approximately $37 million in Federal net operating loss carryforwards, capital loss carryforwards and certain built-in losses. These Tax Benefits do not begin to expire until 2018. To the extent we have future taxable income, the Tax Benefits can be used to offset any future ordinary tax on our income until they expire. Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of Tax Benefits that can ultimately be used to reduce the Company’s income tax liability. However, we believe the Tax Benefits are valuable assets and that it is in the Company’s best interests to attempt to prevent the imposition of limitations on their use by adopting the proposed Articles Amendment.
          The value of the Tax Benefits to the Company would be significantly reduced or eliminated if we were to experience an “ownership change” as defined in Section 382 (“Section 382”) of the Internal Revenue Code (the “Code”). In order to determine whether an “ownership change” has occurred, the Company must compare the percentage of common stock owned by each 5.0-percent stockholder immediately after the close of the testing date to the lowest percentage of stock owned by such 5.0-percent stockholder at any time during the testing period (which is generally a three year rolling period). The amount of the increase in the percentage of common stock owned by each 5.0-percent stockholder whose common stock ownership percentage has increased is added together with increases in stock ownership of other 5.0-percent stockholders, and an ownership change occurs if the aggregate increase in ownership by all such 5.0-percent stockholders exceeds 50%.
          In the event of an “ownership change,” we would only be allowed to use a limited amount of Tax Benefits and credits to offset our taxable income subsequent to the “ownership change.” The annual limit pursuant to Section 382 (the “Section 382 Limitation”) is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the “ownership change” (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” In calculating the Section 382 Limitation, numerous special rules and limitations apply, including provisions dealing with “built-in gains and losses.”
          If the Company were to have taxable income in excess of the Section 382 Limitation following an “ownership change,” it would not be able to offset tax on the excess income with the Tax Benefits. Although any loss carryforwards not used as a result of any Section 382 Limitation would remain available to offset income in future years (again, subject to the Section 382 Limitation) until the Tax Benefits expire, any “ownership change” could significantly defer the utilization of the loss carryforwards, accelerate payment of federal income tax and could cause some of the Tax Benefits to expire unused. Because the aggregate value of our outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the Section 382 Limitation upon the amount of our taxable income that could be offset by such loss carryforwards and credits were an “ownership change” to occur in the future. However, such limitation could be material.
          Calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. We have analyzed the information available, taken into account our recent offering of common stock along with various scenarios of possible future changes of ownership, and believe that we have not experienced an “ownership change.” However, we believe that if no action is taken it is possible that we would undergo a Section 382 “ownership change.”
          The Articles Amendment is contained in a proposed new Article Tenth to our Articles of Incorporation which is attached as Appendix A to this proxy statement and is incorporated by reference herein. We urge you to read the Articles Amendment in its entirety, as the discussion in this proxy statement is only a summary. The Articles Amendment will only become effective if approved by the requisite vote of stockholders.
Section 382 Ownership Shift Calculations
          In order to determine whether an ownership change has occurred, the Company must compare the percentage of stock owned by each 5.0-percent stockholder immediately after the close of the testing date to the lowest percentage of stock owned by such 5.0-percent stockholder at any time during the testing period (which is generally a three year rolling period). The amount of the increase in the percentage of Company stock owned by each 5.0-percent stockholder whose stock ownership percentage has increased is added together with increases in stock ownership of other 5.0-percent stockholders, and an ownership change occurs if the aggregate increase in ownership by all such 5.0-percent stockholders exceeds 50%.
          For example, if a single investor acquired 50.1% of our stock in a three-year period, an “ownership change” would occur. Similarly, if ten persons, none of whom owned our stock, each acquired slightly over 5.0% of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an “ownership change” would occur.
          In determining whether an “ownership change” has occurred, the rules of Section 382 are very complex, and are beyond the scope of this summary discussion. Some of the factors that must be considered in making a Section 382 “ownership change” calculation include the following:
•	All holders who each own less than 5.0% of a company’s common stock are generally (but not always) treated as a single 5.0-percent stockholder. Transactions in the public markets among stockholders who are not 5.0-percent stockholders are generally (but not always) treated as within this single public group 5.0-percent stockholders.

•	There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as 5.0-percent stockholders. Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•	Acquisitions by a person which cause that person to become a 5.0-percent stockholder generally result in a 5-percentage (or more) point change in ownership, regardless of the size of the final purchase that caused the threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•	The redemption or buyback of shares by an issuer will increase the ownership of any 5.0-percent stockholders (including groups of stockholders who are not themselves 5.0-percent stockholders) and can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5.0% to become a 5.0-percent stockholders, resulting in a 5-percentage (or more) point change in ownership.
          Although the Articles Amendment is designed to significantly reduce the risk of an ownership change, due to complexities involved in the determination of economic ownership, the application of look-through rules to determine beneficial owners, the application of attribution rules and aggregation and segregation rules and other factors, some risk will remain that, based on future circumstances, an ownership change will occur.
Description of Articles Amendment
          The following is a summary of the proposed Articles Amendment. This summary is qualified in its entirety by reference to the full text of the proposed acquisition restrictions, which is contained in proposed Article Tenth of our Articles of Incorporation and set forth in the accompanying Appendix A. Stockholders are urged to read in their entirety the acquisition restrictions set forth in the accompanying Appendix A.
          Prohibited Acquisitions. Although the Section 382 rules apply to 5.0-percent stockholders as described herein, the Board has determined that it would be in the best interest of the Company to apply a more conservative approach by prohibiting acquisitions by stockholders that own or would own 4.9-percent of our common stock. The restrictions prohibit any Person (as defined below) from acquiring shares if such acquisition would result in a Person owning 4.9% or more of the outstanding shares of the Company’s then-outstanding Common Stock, or any existing 4.9% or greater holder from acquiring any additional shares of Common Stock, in each case, without the written approval of the Board. “Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.
          Prohibited Acquisitions include acquisitions by Persons whose resulting percentage ownership (direct or indirect) of common stock would exceed the 4.9% threshold discussed above, or by Persons whose direct or indirect ownership of common stock would by attribution cause another Person to exceed such threshold. Complicated rules of constructive ownership, aggregation, segregation, combination and other common stock ownership rules prescribed by the Code (and related regulations) that apply in determining whether a Person constitutes a 5.0-percent stockholder under Section 382 and whether less than 5.0-percent stockholders will be treated as one or more “public groups,” each of which is a 5.0-percent Stockholder under Section 382, will apply to the determination of 4.9-percent stockholders under the Articles Amendment. An acquisition by one member of the public group from another member of the public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such acquisitions are not restricted. For purposes of determining the existence and identity of, and the amount of common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of our common stock. The acquisition restrictions include the right to require a proposed acquiror, as a condition to registration of an acquisition of common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

          The acquisition restrictions may result in the delay or refusal of certain requested acquisitions of our common stock. As a result of these rules, the acquisition restrictions could result in prohibiting ownership (thus requiring dispositions) of our common stock as a result of a change in the relationship between two or more persons or entities, or of an acquisition of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our common stock. The acquisition restrictions also apply to proscribe the creation or grant of certain “options” (which are broadly defined by Section 382) in respect of our common stock to the extent that, in certain circumstances, creation, acquisition or exercise of the option would result in a proscribed level of ownership.
          Consequences of Prohibited Acquisitions. Upon adoption of the acquisition restrictions, any direct or indirect acquisition attempted in violation of the restrictions would be void as of the date of the purported acquisition as to the purported acquiror (or, in the case of an indirect acquisition, the ownership of the direct owner of common stock would terminate simultaneously with the acquisition), and the purported acquiror (or in the case of any indirect acquisition, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving common stock in respect of their exercise. In this proxy statement, common stock purportedly acquired in violation of the acquisition restrictions is referred to as “excess stock.”
          In addition to the purported acquisition being void as of the date of the purported acquisition, upon demand, the purported acquiror must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the acquisition restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported acquiror in an amount, if any, up to the cost (or in the case of gift, inheritance or similar acquisition, the fair market value of the excess stock on the date of the violative acquisition) incurred by the purported acquiror to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported acquiror, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported acquiror to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).
          With respect to any acquisition of securities which does not involve an acquisition of “stock” of the Company within the meaning of the Nevada Revised Statutes but which would cause any 4.9-percent stockholder to violate the acquisition restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.9-percent stockholder shall be required to dispose of any interest that is not a security of the Company, but such 4.9-percent stockholder and/or any person whose ownership of securities of the Company is attributed to such 4.9-percent stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the acquisition, to cause such 4.9-percent stockholder to cease to be a 4.9-percent stockholder, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 4.9-percent stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited acquisition.
          Public Groups; Modification and Waiver of Acquisition Restrictions. The acquisition restrictions contain an exception permitting otherwise prohibited acquisitions of our common stock by a public group. These permitted acquisitions include acquisitions by public groups that would be created by the acquisition and treated as a 5.0-percent stockholder. This exception is designed to facilitate sales by 4.9% stockholders into the market to reduce their holdings. In addition, the Board of Directors will have the discretion to approve an acquisition of common stock that would otherwise violate the acquisition restrictions if it determines that such acquisition is in the Company’s best interests. If the Board of Directors decides to permit an acquisition that would otherwise violate the acquisition restrictions, that acquisition or later acquisitions may result in an “ownership change” that could limit our use of the Tax Benefits. In deciding whether to grant a waiver, the Board of Directors may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the Board of Directors may request relevant information from the acquiror and/or selling party in order to determine compliance with the Articles Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board of Directors (the cost of which will be borne by the acquiror) that the acquisition will not result in a Section 382 Limitation. In considering a waiver, we expect the Board of Directors to consider, such factors, among others, as:
•	the impact of the proposed acquisition on our Section 382 shift in ownership percentage;

•	the then existing level of our Section 382 shift in ownership percentage;

•	the timing of the expected “roll-off’ of our existing ownership shift;

•	the economic impact of any Section 382 Limitation that might result, taking into account factors such as our market capitalization and cash position;

•	the impact on possible future issuances or purchases of our common stock by us; and

•	any changes or expected changes in applicable tax law.
If the Board of Directors decides to grant a waiver, it may impose conditions on the acquiror.
          In addition, the Board of Directors will be authorized to modify the applicable allowable percentage ownership interest (currently 4.9%) or modify any of the definitions, terms and conditions of the acquisition restrictions or to eliminate the acquisition restrictions, provided that the Board of Directors determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Stockholders of the Company will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.
          The Board of Directors may establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any acquisition of common stock would jeopardize the Company’s ability to preserve and use the Tax Benefits.
Implementation and Expiration of the Articles Amendment
          If the Articles Amendment is approved by the stockholders, it will become effective upon filing with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable after approval. The Articles Amendment will expire on the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board expressly determines that the Articles Amendment is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, or (iii) the 36-month anniversary of the date on which the Articles Amendment is approved by the stockholders. The Board will also be permitted to accelerate the expiration date of the Articles Amendment to the extent it deems necessary or advisable to protect or preserve the Tax Benefits.
          The By-laws Amendment adopted by the Board of Directors on September 14, 2010 will remain in effect whether or not the Articles Amendment is approved by the stockholders. Following the adoption of the By-Laws Amendment by the Board, ISS requested that the Company make certain revisions to the proposed Articles Amendment, which revisions are reflected in the Article Amendment attached as Annex A. These revisions modify the definition of “Expiration Date” to refer to the 36-month anniversary of the date on which stockholders approve the Articles Amendment, rather than December 31, 2013, and remove Board’s ability to extend the Expiration Date or modify the ownership interest percentage covered by the amendment. If the Articles Amendment is approved by the stockholders, the Board of Directors will amend the By-Laws Amendment to make these conforming changes.
Effectiveness and Enforceability
          Although the Articles Amendment is intended to reduce the likelihood of an “ownership change,” we cannot eliminate the possibility that an “ownership change” will occur even if we adopt it, because:
•	The Board of Directors can permit an acquisition to an acquiror that results or contributes to an “ownership change” if it determines that such acquisition is in the Company’s best interests after considering the factors discussed earlier.

•	Despite the adoption of the Articles Amendment, there would still remain a risk that certain changes in relationships among stockholders or other events would cause an “ownership change” of us and our subsidiaries under Section 382. Accordingly, we cannot assure you that an “ownership change” will not occur.
Other Considerations
          The Board of Directors believes that attempting to safeguard the Tax Benefits as described above is in our best interests. Nonetheless, we cannot eliminate the possibility that an “ownership change” will occur even if the Articles Amendment is approved. You should consider the factors discussed below in making your voting decision.
The IRS could challenge the amount of the Company’s Tax Benefits or claim we experienced an “ownership change,” which could reduce the amount of Tax Benefits that we can use
          The amount of the Company’s Tax Benefits has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the Tax Benefits, which could result in an increase in our liability in the future for income taxes. In addition, calculating whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of the Company’s Tax Benefits even if the Articles Amendment is in place.
Continued Risk of “Ownership Change”
          Although the Articles Amendment is intended to reduce the likelihood of an “ownership change” that could adversely affect us, we cannot assure you that such restrictions would prevent all acquisitions that could result in such an ownership change.
Potential Effects on Liquidity
          The Articles Amendment will restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of common stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of common stock may be limited by reducing the universe of potential acquirors for such common stock and a stockholder’s ownership of common stock may become subject to the Articles Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the proscribed level.

Anti-Takeover Impact
          The basis for the Articles Amendment is to preserve the long-term value to the Company of the accumulated Tax Benefits. However, the Articles Amendment, if adopted, could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 4.9% or more of common stock and the ability of persons, entities or groups now owning 4.9% or more of common stock from acquiring additional shares of common stock without the approval of the Board of Directors.
          Existing provisions the Company’s Articles of Incorporation and by-laws may also have the effect of delaying or preventing a merger with or acquisition of the Company, even where the stockholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by stockholders to replace our current directors and include: (i) a classified board of directors; (ii) a limitation on the maximum number of directors; (iii) a limitation on the ability of stockholders to call a special meeting of stockholders; (iv) the ability of the Board of Directors to designate and issue shares of the Company’s preferred stock, which may be used to create extraordinary voting rights, liquidation preferences or punitive conversion features; and (v) a requirement that any merger, consolidation, liquidation, dissolution or sale of all or substantially all of the Company’s assets be approved by the affirmative vote of holders of at least 66 2/3% of the outstanding shares entitled to vote, which requirement may not be amended without the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote. The Company’s Articles of Incorporation do not provide for cumulative voting. In addition, the Nevada Business Combination statute provides, generally, that no stockholder holding more than 10% of the outstanding shares of common stock may engage in a merger or other similar transaction with the Company for a period of three years after first obtaining that 10% stockholder position unless that acquisition, or the proposed merger or other transaction, were approved by the Board of Directors before the interested stockholder acquired the 10% or greater interest. Also, Nevada’s Control Share Acquisition statute provides, generally, that a person acquiring a controlling interest in the Company and those acting in association with such an acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the Company, approved at a special or annual meeting of the stockholders.
Approval Requirements
          The affirmative vote of holders of record of not less than a majority of the outstanding shares of common stock on the record date is required for approval of the proposed amendment to the Articles of Incorporation. Because the affirmative vote of a majority of our outstanding shares is required to approve this proposal, broker non-votes and abstentions have the same effect as a vote against this proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
          The following table sets forth as October 5, 2010, the record and beneficial ownership of the Company’s common stock by persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

	Shares of
	common stock
	Beneficially	Percentage of
Beneficial Owner	Owned	Class (4)
NWQ Investment Management Company, LLC (1)	6,987,117	8.57
T. Rowe Price Associates (2)	6,667,478	8.18
Wellington Management Company, LLP (3)

(1)	Based on a Schedule 13G filed by NWQ Investment Management Company, LLC (“NWQ”) on February 12, 2010, NWQ has sole voting power with respect to 6,223,005 shares of the Company’s common stock, and has sole dispositive power with respect to 6,987,117 shares of the Company’s common stock. NWQ’s address is 2049 Century Park East, 16th Floor, Los Angeles, CA 90067.

(2)	Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“TRP”) on February 11, 2010, TRP has sole voting power with respect to 879,828 shares of the Company’s common stock, and has sole dispositive power with respect to 6,667,478 shares of the Company’s common stock. TRP’s address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)	In a recent equity offering, the Company allocated 6.1 million shares, totaling 7.48% of shares outstanding, to Wellington Management Company, LLP (“Wellington”) and its clients. The Company does not know whether Wellington or its clients have effected subsequent transactions in the Company’s stock. Wellington’s address is 75 State Street, Boston, Massachusetts 02109.

(4)	Percentage calculated on the basis of 81,506,682 shares outstanding on October 5, 2010.

          The following table sets forth certain information with respect to the beneficial ownership of common stock, as of October 5, 2010, by (a) each director and executive officer of the Company, and (b) the Company’s directors and executive officers as a group. The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each individual.

	Shares of common
	stock Beneficially	Percentage of
Beneficial Owner (1)	Owned	Class (2)
Bruce Beach (3)	30,447	*
William S. Boyd (4)	3,301,371	4.05
Gary Cady (5)	135,297	*
James DeVolld (6)	80,399	*
Duane Froeschle (7)	241,039	*
Dale Gibbons (8)	195,195	*
Bruce Hendricks (9)	103,209	*
Steven J. Hilton (10)	387,389	*
Marianne Boyd Johnson (11)	824,245	1.01
James Lundy (12)	230,408	*
Cary Mack (13)	195,072	*
Linda Mahan (14)	111,194	*
Todd Marshall (15)	826,389	1.01

	Shares of common
	stock Beneficially	Percentage of
Beneficial Owner (1)	Owned	Class (2)
M. Nafees Nagy, M.D. (16)	1,013,550	1.24
James Nave, D.V.M. (17)	526,694	*
John P. Sande, III (18)	88,132	*
Robert G. Sarver (19)	3,190,126	3.91
Donald D. Snyder (20)	213,821	*
Kenneth A. Vecchione (21)	74,250	*
Merrill Wall (22)	185,411	*
All directors and executive officers as a group (20 persons)	11,953,638	14.67

*	Less than one percent

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from October 5, 2010. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of October 5, 2010 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business address of each of the executive officers and directors is 1 East Washington Street, Suite 1400, Phoenix, Arizona 85004, Telephone: (602) 389-3500.

(2)	Percentage calculated on the basis of 81,506,682 shares outstanding on October 5, 2010.

(3)	Mr. Beach’s share ownership includes 12,250 shares subject to exercisable stock options.

(4)	Mr. Boyd’s share ownership includes 11,250 shares subject to exercisable stock options and 3,290,121 shares held by a trust.

(5)	Mr. Cady’s share ownership includes 65,875 shares subject to exercisable stock options, and 3,261 shares held in his Company 401(k) account.

(6)	Mr. Devolld’s share ownership includes 21,036 shares subject to exercisable stock options, 32,070 held by a family trust, and 671 shares held in his Company 401(k) account.

(7)	Mr. Froeschle’s share ownership includes 99,375 shares subject to exercisable stock options and 2,549 shares held in his Company 401(k) account.

(8)	Mr. Gibbons’s share ownership includes 113,500 shares subject to exercisable stock options, and 1,347 shares held in his Company 401(k) account.

(9)	Mr. Hendricks’s share ownership includes 78,125 shares subject to exercisable stock options, 12,500 held by a trust, and 1,727 shares held in his Company 401(k) account.

(10)	Mr. Hilton’s share ownership includes 17,250 shares subject to exercisable stock options, 220,491 shares held by a family trust, 136,548 shares held by a limited liability company, and 8,000 shares held in his children’s trust accounts.

(11)	Ms. Johnson’s share ownership includes 17,250 shares subject to exercisable stock options, 265,998 shares held by certain grantor retained annuity trusts, 266,781 shares held by two other trusts, and 202,206 shares held by a limited partnership.

(12)	Mr. Lundy’s share ownership includes 114,375 shares subject to exercisable stock options, and 1,923 shares held in his Company 401(k) account.

(13)	Mr. Mack’s share ownership includes 17,250 shares subject to exercisable stock options, 166,322 shares held by a family trust, and 10,500 held by a limited liability company.

(14)	Ms. Mahan’s share ownership includes 65,109 shares subject to exercisable stock options.

(15)	Mr. T. Marshall’s share ownership includes 11,250 shares subject to exercisable stock options, and 729,248 shares held by various trusts.

(16)	Dr. Nagy’s share ownership includes: (i) 491,313 shares held by a limited liability company, over which Dr. Nagy disclaims all beneficial ownership; (ii) 487,216 shares held by a limited liability company; and (v) 11,250 shares subject to exercisable options.

(17)	Dr. Nave’s share ownership includes 17,250 shares subject to exercisable stock options held by a grantor retained annuity trust, 176,110 shares held by a profit sharing plan, and 125,818 held by his daughter.

(18)	Mr. Sande’s share ownership includes 5,187 shares subject to exercisable stock options and 82,945 shares held by a family trust.

(19)	Mr. Sarver’s share ownership includes: (i) 30,000 shares held by Mr. Sarver’s spouse over which he disclaims all beneficial ownership, (ii) 5,000 shares held by Mr. Sarver’s children over which he disclaims all beneficial ownership, (iii) 192,500 shares subject to exercisable stock options, (iv) 189,758 shares held in a family trust, (v) 4,000 shares held in a trust for an unrelated third party for which he serves as trustee and over which he disclaims all beneficial ownership, (vii) 166,022 shares held by a limited partnership, (viii) 31,374 shares held by a corporation, and (ix) 3,160 shares held in his Company 401(k) account. Includes 2,331,591 shares which are pledged or held in a margin account.

(20)	Mr. Snyder’s share ownership includes 17,250 shares subject to exercisable stock options, and 196,571 shares held by a trust. Includes 86,082 shares which are pledged or held in a margin account.

(21)	Mr. Vecchione’s share ownership consists of 4,250 shares subject to exercisable stock options.

(22)	Mr. Wall’s share ownership includes 106,875 shares subject to exercisable stock options, and 3,086 shares held in his Company 401(k) account.

ADDITIONAL INFORMATION
Householding of Proxy Materials
          The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notices of Internet Availability of Proxy Materials or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, 1 East Washington Street, Suite 1400, Phoenix, Arizona 85004, Attn: Corporate Secretary, or by calling (702) 248-4200.
Other Business
          Except as described above, the Company knows of no business to come before the Special Meeting. However, if other matters should properly come before the Special Meeting or any adjournment thereof, it is the intention of the persons named in the Proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.
Forward-Looking Statements
          This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements regarding the Company’s potential use of Tax Benefits to offset profits, and relating to measures that could help protect these assets. There can be no assurance that the Company will be able to utilize its deferred tax assets, or that measures adopted or proposed will prevent changes in ownership that would limit use of these assets. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, and in the periodic reports that the Company files with the SEC on Form 10-Q and Form 8-K.
BY ORDER OF THE
BOARD OF DIRECTORS

ROBERT G. SARVER
CHAIRMAN OF THE BOARD
Dated: October 25, 2010
          Note: In compliance with U.S. Treasury Regulations, any tax advice given herein (or in any attachment) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax penalties or (ii) promoting, marketing or recommending to another person any transaction or matter addressed herein.

Appendix A
Proposed Amendment to Articles of Incorporation

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF
WESTERN ALLIANCE BANCORPORATION
     This Amendment adds a new Article TENTH, to read in its entirety as follows:
     TENTH:
     (a) Definitions. As used in this Article TENTH, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):
          (i) “4.9-percent Stockholder” means a Person who owns a Percentage Stock Ownership of 4.9% or more of the Corporation’s then-outstanding Common Stock, whether directly or indirectly, and including shares such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.
          (ii) “4.9-percent Transaction” means any Acquisition described in clause (i) or (ii) of Section (b) of this Article TENTH.
          (iii) “Acquire” or “Acquisition” means, any direct, indirect or attempted purchase, assignment, conveyance or other acquisition or other action taken by a Person, other than the Corporation, that increases the Percentage Stock Ownership of any Person. An Acquisition also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)). For the avoidance of doubt, an Acquisition shall not include the creation or grant of an option by the Corporation.
          (iv) “Acquiror” means any Person who acquires Corporation Securities in an Acquisition.
          (v) “Agent” has the meaning set forth in Section (e) of this Article TENTH.
          (vi) “Board of Directors” or “Board” means the board of directors of the Corporation.
          (vii) “Common Stock” means any interest in Common Stock, par value $0.0001 per share, of the Corporation that would be treated as Stock.
          (viii) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.
          (ix) “Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation, and (iv) any Stock.

          (x) “Effective Date” means the date as of which this Article TENTH is approved by the Board to become part of the Amended and Restated By-laws.
          (xi) “Excess Securities” has the meaning given such term in Section (d) of this Article TENTH.
          (xii) “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors expressly determines that this Article TENTH is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, or (iii) the 36-month anniversary of the date on which this Article TENTH is approved by the Corporation’s stockholders.
          (xiii) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.
          (xiv) “Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.
          (xv) “Prohibited Acquisition” means any Acquisition or purported Acquisition of Corporation Securities to the extent that such Acquisition is prohibited under this Article TENTH.
          (xvi) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Acquiror.
          (xvii) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).
          (xviii) “Purported Acquiror” has the meaning set forth in Section (d) of this Article TENTH.
          (xix) “Securities” and “Security” each has the meaning of such term under the laws of the State of Nevada, including, without limitation, Nevada Revised Statutes 90.295.
          (xx) “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
          (xxi) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

          (xxii) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.
          (xxiii) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.
     (b) Acquisition And Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date, any Acquisition of Corporation Securities prior to the Expiration Date and any Acquisition of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited to the extent that, as a result of such Acquisition (or any series of Acquisitions of which such Acquisition is a part), either (i) any Person or Persons would become a 4.9-percent Stockholder or (ii) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder would be increased.
     (c) Exceptions.
          (i) Notwithstanding anything to the contrary herein, Acquisitions by a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.
          (ii) The restrictions set forth in Section (b) of this Article TENTH shall not apply to an Acquisition that is a 4.9-percent Transaction if the Acquiror obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section (c) of Article TENTH, the Board of Directors, may, in its discretion, require (at the expense of the Acquiror) an opinion of counsel selected by the Board of Directors that the Acquisition shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Acquiror to vote or transfer Stock acquired through an approved Acquisition. Approvals of the Board of Directors hereunder may be given prospectively or retroactively.
     (d) Excess Securities.
          (i) No employee or agent of the Corporation shall record any Prohibited Acquisition, and the purported acquiror of such a Prohibited Acquisition (the “Purported Acquiror”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Acquisition (the “Excess Securities”). Until the Excess Securities are acquired by another person in an Acquisition that is not a Prohibited Acquisition, the Purported Acquiror shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the seller unless and until the Excess Securities are transferred to the Agent pursuant to Section (e) of this Article TENTH or until an approval is obtained under Section (c) of this Article TENTH. After the Excess Securities have been acquired in an Acquisition that is not a Prohibited Acquisition, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Acquisition of Excess Securities not in accordance with the provisions of Sections (d) or (e) of this Article TENTH shall also be a Prohibited Acquisition.
          (ii) The Corporation may require as a condition to the registration of the Acquisition of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Acquiror or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to such Acquiror’s or payee’s direct or indirect ownership interests in Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article TENTH, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Acquiror regarding such Person’s record, beneficial and constructive ownership of stock and other evidence that an Acquisition will not be prohibited by this Article TENTH as a condition to registering any transfer.
     (e) Transfer To Agent. If the Board of Directors determines that an Acquisition of Corporation Securities constitutes a Prohibited Acquisition then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Acquisition would result in Excess Securities, the Purported Acquiror shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Acquiror’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if practicable, or otherwise privately); provided, however, that the purchase of the Excess Securities in any such sale must not constitute a Prohibited Acquisition and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would materially disrupt the market for the Corporation Securities or otherwise would materially affect the value of the Corporation Securities. If the Purported Acquiror has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Acquiror shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Acquiror to retain a portion of such sales proceeds not exceeding the amount that the Purported Acquiror would have received from the Agent pursuant to Section (f) of this Article TENTH if the Agent rather than the Purported Acquiror had resold the Excess Securities.

     (f) Application Of Proceeds And Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Acquiror has previously resold the Excess Securities, any amounts received by it from a Purported Acquiror, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Acquiror, up to the amount paid by the Purported Acquiror for the Excess Securities (or the fair market value at the time of the Acquisition, in the event the purported Acquisition of the Excess Securities was, in whole or in part, a gift, inheritance or similar Acquisition) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Acquiror of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Acquiror’s sole right with respect to such shares shall be limited to the amount payable to the Purported Acquiror pursuant to this Section (f) of Article TENTH. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section (f) of Article TENTH inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.
     (g) Modification Of Remedies For Certain Indirect Acquisitions. In the event of any Acquisition which does not involve an acquisition of Securities of the Corporation but which would cause a 4.9-percent Stockholder to violate a restriction on Acquisitions provided for in this Article TENTH, the application of Sections (e) and (f) of this Article TENTH shall be modified as described in this Section (g) of this Article TENTH. In such case, no such 4.9-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Stockholder, following such disposition, to cease to be a 4.9 percent Stockholder. Such disposition shall be deemed to occur simultaneously with the Acquisition giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections (e) and (f) of this Article TENTH, except that the maximum aggregate amount payable either to such 4.9-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Acquisition. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.9-percent Stockholder or such other Person. The purpose of this Section (g) of Article TENTH is to extend the restrictions in Sections (b) and (e) of this Article TENTH to situations in which there is a 4.9-percent Transaction without a direct Acquisition of Securities, and this Section (g) of Article TENTH, along with the other provisions of this Article TENTH, shall be interpreted to produce the same results, with differences as the context requires, as a direct Acquisition of Corporation Securities.
     (h) Legal Proceedings; Prompt Enforcement. If the Purported Acquiror fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section (e) of this Article TENTH (whether or not such demand has been made within the time specified in Section (e) of this Article TENTH), then the Corporation shall promptly take all actions which the Board deems reasonable under the circumstances to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section (h) of Article TENTH shall (i) be deemed inconsistent with any Acquisition of the Excess Securities provided in this Article TENTH being prohibited, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Section (e) of this Article TENTH to constitute a waiver or loss of any right of the Corporation under this Article TENTH. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article TENTH.
     (i) Obligation To Provide Information. As a condition to the registration of the Acquisition of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Acquiror and any Person controlling, controlled by or under common control with the proposed Acquiror, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article TENTH or the status of the Tax Benefits of the Corporation.
     (j) Authority Of Board Of Directors.
          (i) The Board of Directors shall have the authority to determine all matters necessary for assessing compliance with this Article TENTH, including, without limitation, (i) the identification or determination of any Person as a 4.9-percent Stockholder, (ii) whether an Acquisition is a 4.9-percent Transaction or a Prohibited Acquisition, (iii) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Acquiror pursuant to Section (f) of this Article TENTH, and (vi) any other related matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article TENTH. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article TENTH for purposes of determining whether any Acquisition of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article TENTH.
          (ii) Nothing contained in this Article TENTH shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect or preserve the Tax Benefits. Without limiting the generality of the foregoing, the Board of Directors may (i) accelerate the Expiration Date to the extent it deems necessary or advisable to protect or preserve the Tax Benefits, (ii) modify the definitions of any terms set forth in this Article TENTH (other than in a manner that would, directly or indirectly, modify the ownership interest percentage in the Corporation or the Persons or groups covered by the Article TENTH), or (iii) modify the terms of this Article TENTH as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines that such action is reasonably necessary or advisable to protect or preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice in accordance with applicable law as the Secretary of the Corporation shall deem appropriate.
     (iii) In the case of an ambiguity in the application of any of the provisions of this Article TENTH, including any definition used herein, the Board of Directors shall have the authority to determine the application of such provisions with respect to any situation based on the facts and circumstances disclosed or actually made known to the entire Board of Directors. In the event this Article TENTH requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the authority to determine the action to be taken so long as such action is not contrary to the provisions of this Article TENTH. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article TENTH. The Board of Directors may delegate all or any portion of its duties and authority under this Article TENTH to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article TENTH through duly authorized officers or agents of the Corporation. Nothing in this Article TENTH shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
     (iv) Nothing in this Section (j) of this Article TENTH shall be construed to grant the Board of Directors the authority, without the approval of the Corporation’s stockholders, to: (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article TENTH, or (B) extend the Expiration Date.
     (k) Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation (or the equivalents of such officers) and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article TENTH, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.
     (l) Benefits Of This Article TENTH. Nothing in this Article TENTH shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article TENTH. This Article TENTH shall be for the sole and exclusive benefit of the Corporation and the Agent.
     (m) Severability. The purpose of this Article TENTH is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article TENTH or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article TENTH.
     (n) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article TENTH, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

ATTN: DALE GIBBONS ONE EAST WASHINGTON STREET 14th FLOOR PHOENIX, AZ 85004 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 1 Approve an amendment to the Company’s Articles of Incorporation to restrict certain acquisitions of the Company’s common stock in order to preserve the tax treatment of the Company’s net operating losses and built-in losses. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. (see reverse for instructions) Yes No R2.09.05.010 Please indicate if you plan to attend this meeting 1 Please sign exactly as your name(s) appear(s) hereon. When signing as 0000075753 attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . WESTERN ALLIANCE BANCORPORATION Special Meeting of Stockholders November 30, 2010 8:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Dale Gibbons and Linda Mahan, jointly or severally, proxies, with the full power of substitution, to vote shares of common stock of WESTERN ALLIANCE BANCORPORATION owned of record by the undersigned and which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held at 08:00 AM, MST on 11/30/2010, at 1 E. Washington St., Ste 1400, Phoenix, AZ 85004, and any adjournment or postponement thereof, as specified on the reverse site of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting. The undersigned also provides directions to Charles Schwab Trust Co., Trustee, to vote shares of common stock of Western Alliance Bancoporation allocated, respectively, to accounts of the undersigned under the Western Alliance Bancorporation 401(k) Plan, and which are entitled to be voted, at the aforesaid Special Meeting or any adjournment thereof as specified on the reverse side of this card. Where a vote is not specified: The proxies will vote all such shares owned of record as recommended by the Board of Director on all proposals; and Charles Schwab Trust Co., as Trustee, will vote all such shares allocated to the Western Allaince Bancorporation 401(k) Plan account of the undersigned on all proposals in the same manner and proportion as shares for which voting instructions are received. R2.09.05.010 Address change/comments: 2 0000075753 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side